Exhibit 5.1


                        [DORSEY & WHITNEY LLP LETTERHEAD]

                                  May 10, 2002

Osteotech, Inc
51 James Way
Eatontown, NJ  07724

     Re:  Registration Statement on Form S-3 (File No. 333-______)

     Ladies and Gentlemen:

     You have requested our opinion with respect to the registration by Osteotech, Inc. (the "Company") pursuant to a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of an aggregate of [2,800,000] shares (the "Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock") which may be sold from time to time by the selling stockholders named therein (the "Selling Stockholders").

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed relevant and necessary to form a basis for the opinions hereinafter expressed. In conducting such examination, we have assumed (i) that all signatures are genuine, (ii) that all documents and instruments submitted to us as copies conform with the originals, and (iii) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to any facts material to this opinion, we have relied upon statements and representations of officers and other representatives of the Company and certificates of public officials and have not independently verified such facts.

     Based solely upon the foregoing, it is our opinion that the Shares, when issued in accordance with the terms of the Purchase Agreements dated as of May 8, 2002 by and between the Company and each of the Selling Stockholders, will constitute validly issued, fully paid and non-assessable shares of Common Stock of the Company.

     Our opinions expressed above are limited to the law of the State of New York, the Delaware General Corporation Law, and the federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement relating to the registration of the Shares.

                                                      Very truly yours,


                                                      /s/ DORSEY & WHITNEY LLP
                                                      --------------------------
                                                      Dorsey & Whitney LLP